Exhibit 99.1
Santander Consumer USA Holdings Inc. Reports Third Quarter 2019 Results

Net Income of $233 million, Driven by Strong Originations of $8.4 billion, Up 11% Versus Q3'18

Dallas, TX - 30 October, 2019 - PRESS RELEASE
Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC” or the “Company”) today announced net income for the third quarter ended September 30, 2019 ("Q3 2019") of $233 million, or $0.67 per diluted common share.

The Company has declared a cash dividend of $0.22 per share, to be paid on November 22, 2019, to shareholders of record as of the close of business on November 12, 2019.

Management Quotes
"We had strong results in the third quarter, driven by strong originations” said Scott Powell, SC President and CEO, also CEO of Santander US. “We have been working throughout 2019 to deepen our relationship with Fiat Chrysler and with our other dealer customers. We’ve made tangible improvements to operations and customer experience, and the results demonstrate that.”

Fahmi Karam, SC Chief Financial Officer, added, “We are pleased with our third quarter performance and our ability to continue the momentum from the first half of the year. Credit performance remains stable as we enter the seasonally weaker part of the year.  We remain focused on generating assets with strong risk-adjusted returns, managing operating expenses as we grow and optimizing our capital base by returning capital to our shareholders.”

Q3 2019 Highlights (variances compared to the third quarter of 2018 (“Q3 2018”), unless otherwise noted):

•	Total auto originations of $8.4 billion, up 11%

◦	Core retail auto loan originations of $2.6 billion, up 11%

◦	Chrysler Capital loan originations of $3.6 billion, up 52%

◦	Chrysler Capital lease originations of $2.2 billion, down 23%

◦	Chrysler average quarterly penetration rate of 36%, up from 31%

◦	Santander Bank, N.A. program originations of $2.1 billion

•	Net finance and other interest income of $1.2 billion, up 5%

•	30-59 delinquency ratio of 9.5%, down 100 basis points

•	59-plus delinquency ratio of 4.7%, down 80 basis points

•	Retail Installment Contract (“RIC”) gross charge-off ratio of 18.3%, up 70 basis points

•	Recovery rate of 55.9%, up 590 basis points

•	RIC net charge-off ratio of 8.1%, down 70 basis points

•	Troubled Debt Restructuring (“TDR”) balance of $4.2 billion, down 27%

•	Return on average assets of 2.0%, down from 2.2%

•	$3.5 billion in asset-backed securities “ABS”

•	Expense ratio of 2.3%, up from 2.1%

•	Common equity tier 1 (“CET1”) ratio of 15.4%, down from 16.4% as of September 30, 2018

Net finance and other interest income1 increased 5 percent to $1.20 billion in Q3 2019 from $1.14 billion in Q3 2018, driven by increased loan and lease balances.

SC's serviced for others portfolio increased 9 percent to $10.0 billion as of Q3 2019 versus Q3 2018. Servicing fee income decreased 19 percent to $21 million in Q3 2019, from $26 million in Q3 2018, driven by the change in the composition of those balances. Fees, commissions and other increased 14 percent to $96 million in Q3 2019, from $85 million in Q3 2018, driven by origination fees from the SBNA program.

The Personal Lending portfolio recorded net investment losses of $87 million in Q3 2019, flat compared Q3 2018, primarily driven by lower of cost or market adjustments which included $102 million in customer default activity, partially offset by a $15 million decrease in market discount, consistent with typical seasonal patterns.

During Q3 2019 operating expenses were $329 million, up 21 percent from $272 million in Q3 2018, driven by one-time legal expenses during the quarter. SC's expense ratio increased to 2.3 percent during the quarter, compared to 2.1 percent during the same period last year.

1Includes Finance receivables held for investment, Finance receivables held for sale and Leased vehicles.
2Delinquency Ratio is defined as the ratio of end of period delinquent principal, over 59 days, to end of period gross balance of the respective portfolio, excludes finance leases.
3Net Charge-Off Ratio stated on a recorded investment basis, which is unpaid principal balance adjusted for unaccreted net discounts, subvention and origination costs.
4Ratio for allowance for credit losses excludes end of period balances on purchased receivables portfolio of $23 million and finance receivables and personal loans held for sale of $0.9 billion.

Conference Call Information
SC will host a conference call and webcast to discuss its Q3 2019 results and other general matters at 9:00 a.m. Eastern Time on Wednesday, October 30, 2019. The conference call will be accessible by dialing 866-548-4713 (U.S. domestic), or 323-794-2093 (international), conference ID 7619760. Please join 10 minutes prior to the start of the call. The conference call will also be accessible via live audio webcast through the Investor Relations section of SC's corporate website at http://investors.santanderconsumerusa.com. Choose "Events" and select the information pertaining to the Q3 2019 SC Earnings Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software prior to the call.

For those unable to listen to the live broadcast, a replay of the call will be available on the Company's website or by dialing 844-512-2921 (U.S. domestic), or 412-317-6671 (international), conference ID 7619760, approximately two hours after the conference call. An audio webcast of the call and investor presentation will also be archived on the Investor Relations section of SC's corporate website at http://investors.santanderconsumerusa.com, under "Events".

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, can, could, may, predicts, potential, should, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the U.S. Securities and Exchange Commission (SEC). Among the factors that could cause the forward-looking statements in this press release and/or our financial performance to differ materially from that suggested by the forward-looking statements are (a) the inherent limitations in internal control over financial reporting; (b) our ability to remediate any material weaknesses in internal controls over financial reporting completely and in a timely manner; (c) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (d) adverse economic conditions in the United States and worldwide may negatively impact our results; (e) our business could suffer if our access to funding is reduced; (f) significant risks we face implementing our growth strategy, some of which are outside our control; (g) unexpected costs and delays in connection with exiting our personal lending business; (h) our agreement with FCA US LLC may not result in currently anticipated levels of growth and is subject to certain conditions that could result in termination of the agreement; (i) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (j) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (k) loss of our key management or other personnel, or an inability to attract such management and personnel; (l) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (m) future changes in our relationship with SHUSA and Banco Santander that could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties as new factors emerge from time to time. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

About Santander Consumer USA Holdings Inc.
Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) is a full-service consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 2.7 million customers across the full credit spectrum. The company, which began originating retail installment contracts in 1997, had an average managed asset portfolio of approximately $57 billion (as of September 30, 2019), and is headquartered in Dallas. (www.santanderconsumerusa.com)

CONTACTS:

Investor Relations
Evan Black
800.493.8219
InvestorRelations@santanderconsumerusa.com

Media Relations
Laurie Kight
214.801.6455
MediaRelations@santander.us

Annette Rogers
469.563.4157
Media@santanderconsumerusa.com

Santander Consumer USA Holdings Inc.
Financial Supplement
Third Quarter 2019

Table of Contents
Table 1: Condensed Consolidated Balance Sheets	5
Table 2: Condensed Consolidated Statements of Income	6
Table 3: Other Financial Information	7
Table 4: Credit Quality	9
Table 5: Originations	10
Table 6: Asset Sales	11
Table 7: Ending Portfolio	12
Table 8: Reconciliation of Non-GAAP Measures	13

Table 1: Condensed Consolidated Balance Sheets

	September 30, 2019	December 31, 2018
Assets	(Unaudited, Dollars in thousands)
Cash and cash equivalents	$38,589	$148,436
Finance receivables held for sale, net	925,611	1,068,757
Finance receivables held for investment, net	26,500,359	25,117,454
Restricted cash	2,245,526	2,102,048
Accrued interest receivable	282,311	303,686
Leased vehicles, net	16,037,817	13,978,855
Furniture and equipment, net	56,020	61,280
Federal, state and other income taxes receivable	82,151	97,087
Related party taxes receivable	4,732	734
Goodwill	74,056	74,056
Intangible assets	36,627	35,195
Due from affiliates	16,003	8,920
Other assets	979,213	963,347
Total assets	$47,279,015	$43,959,855
Liabilities and Equity
Liabilities:
Notes payable — credit facilities	$5,460,581	$4,478,214
Notes payable — secured structured financings	26,919,490	26,901,530
Notes payable — related party	5,252,571	3,503,293
Accrued interest payable	47,862	49,370
Accounts payable and accrued expenses	392,103	422,951
Deferred tax liabilities, net	1,403,635	1,155,883
Due to affiliates	81,626	63,219
Other liabilities	375,945	367,037
Total liabilities	$39,933,813	$36,941,497

Equity:
Common stock, $0.01 par value	3,429	3,523
Additional paid-in capital	1,276,314	1,515,572
Accumulated other comprehensive income, net	(31,836)	33,515
Retained earnings	6,097,295	5,465,748
Total stockholders’ equity	$7,345,202	$7,018,358
Total liabilities and equity	$47,279,015	$43,959,855

Table 2: Condensed Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30, 2019
	2019	2018	2019	2018
	(Unaudited, Dollars in thousands, except per share amounts)
Interest on finance receivables and loans	$1,273,022	$1,227,129	$3,787,700	$3,606,675
Leased vehicle income	706,302	583,097	2,032,098	1,625,272
Other finance and interest income	9,926	8,522	31,610	24,153
Total finance and other interest income	1,989,250	1,818,748	5,851,408	5,256,100
Interest expense	335,212	285,583	999,633	800,564
Leased vehicle expense	456,193	389,076	1,344,654	1,108,094
Net finance and other interest income	1,197,845	1,144,089	3,507,121	3,347,442
Provision for credit losses	566,849	597,914	1,548,404	1,514,799
Net finance and other interest income after provision for credit losses	630,996	546,175	1,958,717	1,832,643
Profit sharing	18,125	1,652	38,438	18,882
Net finance and other interest income after provision for credit losses and profit sharing	612,871	544,523	1,920,279	1,813,761
Investment losses, net	(86,397)	(86,320)	(238,281)	(255,474)
Servicing fee income	21,447	26,409	70,255	80,129
Fees, commissions, and other	96,243	84,552	280,815	247,423
Total other income	31,293	24,641	112,789	72,078
Compensation expense	132,271	119,722	382,843	360,325
Repossession expense	62,937	62,189	203,496	197,930
Other operating costs	134,262	90,431	314,737	278,949
Total operating expenses	329,470	272,342	901,076	837,204
Income before income taxes	314,694	296,822	1,131,992	1,048,635
Income tax expense	82,156	64,874	283,684	237,047
Net income	$232,538	$231,948	$848,308	$811,588

Net income per common share (basic)	$0.67	$0.64	$2.43	$2.25
Net income per common share (diluted)	$0.67	$0.64	$2.42	$2.24
Weighted average common shares (basic)	345,469,657	360,725,330	349,341,627	360,898,973
Weighted average common shares (diluted)	345,956,043	361,445,223	349,855,822	361,714,123

Table 3: Other Financial Information

	Three Months Ended September 30,		Nine Months Ended September 30,
Ratios (Unaudited, Dollars in thousands)	2019	2018	2019	2018
Yield on individually acquired retail installment contracts	16.1%	16.3%	16.1%	16.1%
Yield on purchased receivables portfolios	14.0%	23.2%	16.0%	25.1%
Yield on receivables from dealers	0.7%	3.4%	2.0%	3.3%
Yield on personal loans, held for sale (1)	26.3%	24.9%	26.2%	24.6%
Yield on earning assets (2)	12.8%	13.3%	12.9%	13.3%
Cost of debt (3)	3.6%	3.5%	3.7%	3.3%
Net interest margin (4)	10.0%	10.6%	10.0%	10.7%
Expense ratio (5)	2.3%	2.1%	2.2%	2.2%
Return on average assets (6)	2.0%	2.2%	2.5%	2.6%
Return on average equity (7)	12.7%	13.1%	15.7%	15.8%
Net charge-off ratio on individually acquired retail installment contracts (8)	8.1%	8.8%	7.7%	7.7%
Net charge-off ratio (8)	8.1%	8.8%	7.7%	7.7%
Delinquency ratio on individually acquired retail installment contracts held for investment, end of period (9)	4.7%	5.5%	4.7%	5.5%
Delinquency ratio on loans held for investment, end of period (9)	4.7%	5.5%	4.7%	5.5%
Allowance ratio (10)	10.5%	11.7%	10.5%	11.7%
Common stock dividend payout ratio (11)	32.7%	31.1%	25.5%	13.3%
Common Equity Tier 1 capital ratio (12)	15.4%	16.4%	15.4%	16.4%
Charge-offs, net of recoveries, on individually acquired retail installment contracts	$592,912	$613,210	$1,670,543	$1,560,144
Charge-offs, net of recoveries, on purchased receivables portfolios	—	(331)	—	(1,324)
Charge-offs, net of recoveries, on personal loans	(34)	84	1,880	1,348
Charge-offs, net of recoveries, on finance leases	15	227	362	939
Total charge-offs, net of recoveries	$592,893	$613,190	$1,672,785	$1,561,107
End of period delinquent principal over 59 days, retail installment contracts held for investment	1,394,074	1,560,736	1,394,074	1,560,736
End of period delinquent principal over 59 days, personal loans	176,500	177,916	176,500	177,916
End of period delinquent principal over 59 days, loans held for investment	1,394,074	1,562,486	1,394,074	1,562,486
End of period assets covered by allowance for credit losses	29,636,174	28,281,165	29,636,174	28,281,165
End of period gross retail installment contracts held for investment	29,597,897	28,243,007	29,597,897	28,243,007
End of period gross personal loans held for sale	1,322,301	1,336,664	1,322,301	1,336,664
End of period gross finance receivables and loans held for investment	29,633,950	28,293,857	29,633,950	28,293,857
End of period gross finance receivables, loans, and leases held for investment	46,874,858	42,700,297	46,874,858	42,700,297
Average gross retail installment contracts held for investment	29,316,997	27,919,080	28,998,827	26,928,172
Average gross personal loans held for investment	—	3,623	1,266	4,761
Average gross individually acquired retail installment contracts held for investment and held for sale	$29,450,778	$28,060,492	$29,035,278	$27,615,084
Average gross purchased receivables portfolios	24,297	34,059	26,781	37,545
Average gross receivables from dealers	12,924	15,070	13,226	15,363
Average gross personal loans held for sale	1,343,098	1,350,852	1,398,045	1,398,555
Average gross finance leases	23,977	20,034	21,960	21,183
Average gross finance receivables and loans	$30,855,074	$29,480,507	$30,495,290	$29,087,730
Average gross operating leases	16,902,932	13,607,010	16,135,606	12,458,508
Average gross finance receivables, loans, and leases	47,758,006	43,087,517	46,630,896	41,546,238
Average managed assets	57,379,308	52,472,270	55,830,429	50,594,560
Average total assets	46,915,965	41,985,751	45,696,088	40,900,603
Average debt	37,276,505	32,706,778	36,234,826	32,002,094
Average total equity	7,335,898	7,105,340	7,215,250	6,845,767

(1)	Includes Finance and other interest income; excludes fees

(2)	“Yield on earning assets” is defined as the ratio of annualized Total finance and other interest income, net of Leased vehicle expense, to Average gross finance receivables, loans and leases

(3)	“Cost of debt” is defined as the ratio of annualized Interest expense to Average debt

(4)	“Net interest margin” is defined as the ratio of annualized Net finance and other interest income to Average gross finance receivables, loans and leases

(5)	“Expense ratio” is defined as the ratio of annualized Operating expenses to Average managed assets

(6)	“Return on average assets” is defined as the ratio of annualized Net income to Average total assets

(7)	“Return on average equity” is defined as the ratio of annualized Net income to Average total equity

(8)
“Net charge-off ratio” is defined as the ratio of annualized Charge-offs, on a recorded investment basis, net of recoveries, to average unpaid principal balance of the respective held-for-investment portfolio.

(9)	“Delinquency ratio” is defined as the ratio of End of period Delinquent principal over 59 days to End of period gross balance of the respective portfolio, excludes finance leases

(10)	“Allowance ratio” is defined as the ratio of Allowance for credit losses, which excludes impairment on purchased receivables portfolios, to End of period assets covered by allowance for credit losses

(11)	“Common stock dividend payout ratio” is defined as the ratio of Dividends declared per share of common stock to Earnings per share attributable to the Company's shareholders.

(12)
“Common Equity Tier 1 Capital ratio” is a non-GAAP ratio defined as the ratio of Total common equity tier 1 capital to Total risk-weighted assets (for a reconciliation from GAAP to this non-GAAP measure, see “Reconciliation of Non-GAAP Measures” in Table 8 of this release)

Table 4: Credit Quality

The activity in the credit loss allowance for individually acquired retail installment contracts for the three and nine months ended September 30, 2019 and 2018 was as follows (Unaudited, Dollar amounts in thousands):

	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
	Retail Installment Contracts Acquired Individually		Retail Installment Contracts Acquired Individually
Allowance for Credit Loss	Non-TDR	TDR	Non-TDR	TDR

Balance — beginning of period	$1,961,893	$1,156,303	$1,651,714	$1,664,222
Provision for credit losses *	484,626	102,494	380,496	217,447
Charge-offs	(962,573)	(381,490)	(701,393)	(524,429)
Recoveries	567,846	183,305	410,045	202,568
Balance — end of period	$2,051,792	$1,060,612	$1,740,862	$1,559,808
* Includes impact for individually acquired retail installment contracts transferred back from held for sale

	Nine Months Ended September 30, 2019		Nine Months Ended September 30, 2018
	Retail Installment Contracts Acquired Individually		Retail Installment Contracts Acquired Individually
Allowance for Credit Loss	Non-TDR	TDR	Non-TDR	TDR

Balance — beginning of period	$1,819,360	$1,416,743	$1,540,315	$1,804,132
Provision for credit losses	$1,279,931	$266,913	930,595	585,771
Charge-offs	$(2,685,931)	$(1,217,650)	(1,962,220)	(1,484,482)
Recoveries	$1,638,432	$594,606	1,232,172	654,387
Balance — end of period	$2,051,792	$1,060,612	$1,740,862	$1,559,808

A summary of delinquencies of our individually acquired retail installment contracts as of September 30, 2019 and December 31, 2018 is as follows (Unaudited, Dollar amounts in thousands):

Delinquent Principal	September 30, 2019		December 31, 2018
Principal 30-59 days past due	$2,806,640	9.5%	$3,118,869	11.0%
Delinquent principal over 59 days	1,392,955	4.7%	1,712,243	6.0%
Total delinquent contracts	$4,199,595	14.2%	$4,831,112	17.0%

The retail installment contracts acquired individually held for investment that were placed on nonaccrual status, as of September 30, 2019 and December 31, 2018 (Unaudited, Dollar amounts in thousands):

Nonaccrual Principal	September 30, 2019		December 31, 2018
Non-TDR	$927,027	3.1%	$834,921	2.9%
TDR	511,990	1.7%	733,218	2.6%
Total nonaccrual principal	$1,439,017	4.8%	$1,568,139	5.5%

The table below presents the Company’s allowance ratio for TDR and non-TDR individually acquired retail installment contracts as of September 30, 2019 and December 31, 2018 (Unaudited, Dollar amounts in thousands):

Allowance Ratios	September 30, 2019	December 31, 2018
TDR - Unpaid principal balance	$4,221,473	$5,378,603
TDR - Impairment	1,060,612	1,416,743
TDR - Allowance ratio	25.1%	26.3%

Non-TDR - Unpaid principal balance	$25,353,223	$23,054,157
Non-TDR - Allowance	2,051,792	1,819,360
Non-TDR Allowance ratio	8.1%	7.9%

Total - Unpaid principal balance	$29,574,696	$28,432,760
Total - Allowance	3,112,404	3,236,103
Total - Allowance ratio	10.5%	11.4%

Table 5: Originations
The Company's originations of individually acquired loans and leases, including revolving loans, average APR, and discount were as follows:

	Three Months Ended		Nine Months Ended		Three Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018	June 30, 2019
Retained Originations	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$4,080,028	$4,014,963	$12,056,003	$11,756,642	$3,949,648
Average APR	16.0%	17.3%	16.5%	17.4%	16.2%
Average FICO® (a)	599	596	598	595	601
Discount	(0.7)%	0.3%	(0.4)%	0.3%	(0.5)%

Personal loans	322,335	325,120	954,105	938,536	$343,214
Average APR	29.7%	28.8%	29.8%	29.4%	29.7%

Leased vehicles	2,225,117	2,890,841	6,708,827	7,616,498	$2,520,130

Finance lease	4,859	2,633	12,989	$7,088	$4,822
Total originations retained	$6,632,339	$7,233,557	$19,731,924	$20,318,764	$6,817,814

Sold Originations (b)
Retail installment contracts	$—	$—	$—	$1,826,411	$—
Average APR	—%	—%	—%	7.3%	—%
Average FICO® (b)	—	—	—	727	—
Total originations sold	$—	$—	$—	$1,826,411	$—

Total originations (excluding SBNA Originations Program)	$6,632,339	$7,233,557	$19,731,924	$22,145,175	$6,817,814

(a)
Unpaid principal balance excluded from the weighted average FICO score is $440 million, $744 million, $1.4 billion, $1.5 billion, and $448 million for the three months ended September 30, 2019 and 2018, the nine months ended September 30, 2019 and 2018 and the three months ended June 30, 2019 respectively, as the borrowers on these loans did not have FICO scores at origination. Of these amounts, $154 million, $80 million, $401 million, $147 million and $141 million, respectively, were commercial loans.

(b)
Only includes assets both originated and sold in the period. Total asset sales for the period are shown in Table 6. Unpaid principal balance excluded from the weighted average FICO score is zero, $26 million, zero, $144 million and zero for the three months ended September 30, 2019 and 2018,the nine months ended September 30, 2019 and 2018, and the three months ended June 30, 2019, respectively, as the borrowers on these loans did not have FICO scores at origination. Of these amounts, zero and $76 million, respectively, were commercial loans.

SBNA Originations Program
Beginning in 2018, the Company agreed to provide SBNA with origination support services in connection with the processing, underwriting and purchase of retail loans, primarily from Chrysler dealers. In addition, the Company agreed to perform the servicing for any loans originated on SBNA’s behalf. The Company facilitated the purchase of $2.1 billion and $5 billion of retail installment contacts during the three and nine months ended September 30, 2019, respectively.

Table 6: Asset Sales

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$—	$274,609	$—	$2,905,922
Average APR	—%	7.5%	—%	7.2%
Average FICO®	—	727	—	726

Total asset sales	$—	$274,609	$—	$2,905,922

There were no asset sales during 2019, since it has been replaced with SBNA originations program.

Table 7: Ending Portfolio

Ending outstanding balance, average APR and remaining unaccreted net discount of our held for investment portfolio as of September 30, 2019, and December 31, 2018, are as follows:

	September 30, 2019	December 31, 2018
	(Unaudited, Dollar amounts in thousands)
Retail installment contracts	$29,597,907	$28,463,236
Average APR	16.5%	16.7%
Discount	0.4%	0.8%

Personal loans (a)	$—	$2,637
Average APR	—%	31.7%

Receivables from dealers	$12,841	$14,710
Average APR	4.0%	4.1%

Leased vehicles	$17,215,473	$15,219,313

Finance leases	$25,435	$19,344

(a) The remaining balance of personal loans, held for investment, was charged off during the quarter ended June 30, 2019.

Table 8: Reconciliation of Non-GAAP Measures

	September 30, 2019	September 30, 2018
	(Unaudited, Dollar amounts in thousands)
Total equity	$7,345,202	$7,141,215
Deduct: Goodwill, intangibles, and other assets, net of deferred tax liabilities	150,644	162,643
Deduct: Accumulated other comprehensive income (loss), net	(31,836)	56,601
Tier 1 common capital	$7,226,394	$6,921,971
Risk weighted assets (a)	$46,870,019	$42,256,218
Common Equity Tier 1 capital ratio (b)	15.4%	16.4%

(a)
Under the banking agencies' risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in the Company's total Risk weighted assets.

(b)	CET1 is calculated under Basel III regulations required as of January 1, 2015. The fully phased-in capital ratios are non-GAAP financial measures.